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                                                                   EXHIBIT 21.1




                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------

NAME OF SUBSIDIARY                               JURISDICTION OF INCORPORATION
------------------                               -----------------------------

Armor Holdings Limited                                   United Kingdom

Armor Holdings Properties, Inc.                          State of Delaware

Defense Technology Corporation of America                State of Delaware

NIK Public Safety, Inc.                                  State of Delaware